Exhibit 99.1

Phillips Edison Grocery Center REIT II Reports First Quarter 2017 Results

CINCINNATI, OH, May 11, 2017 - Phillips Edison Grocery Center REIT II, Inc., a publicly registered, non-traded real estate investment trust (REIT) focused on the acquisition and management of well-occupied grocery-anchored shopping centers, reported its results for first quarter ended March 31, 2017.

First Quarter 2017 Highlights (vs. First Quarter 2016)

•	Acquired four grocery-anchored shopping centers for a total cost of $88.6 million

•	Subsequent to quarter-end, on May 9, 2017 the company increased its estimated value per share to $22.75

•	Recognized a net loss of $0.1 million

•	Funds from operations (FFO) increased 68.6% to $17.4 million

•	Same-center net operating income (NOI) increased 4.2% to $16.2 million

Management Commentary
“The ongoing expansion of our grocery-anchored shopping center portfolio and the execution of our business strategy led our board of directors to increase the estimated value per share of our common stock to $22.75,” said Jeff Edison, Chairman and Chief Executive Officer of Phillips Edison Grocery Center REIT II. “Our results for the first quarter of 2017 were indicative of this progress, as we acquired four new properties, bringing our portfolio to 78 properties, up from 57 a year ago. This expansion coupled with an increase in minimum rents contributed to our results and positions us well for future long-term growth.”

First Quarter 2017 Financial Results
Net loss totaled $0.1 million for the first quarter of 2017, compared to net income of $1.4 million during the first quarter of 2016. The results were driven by an increase in revenue generated by 27 new properties acquired since the beginning of 2016, offset by the related increase in operating, depreciation and amortization, and interest expenses. Further contributing was the recognition of a one-time gain on the contribution of properties to a joint venture in the first quarter of 2016, with no similar transactions in the first quarter of 2017. Excluding this one-time gain, there was a $1.9 million improvement in net results for the first quarter of 2017 over the first quarter of 2016.

FFO, as defined by the National Association of Real Estate Investment Trusts (NAREIT), totaled $17.4 million for the first quarter of 2017, compared to $10.3 million during the same year-ago quarter. The improvement in FFO was driven by an increase in revenue generated by the additional new properties owned as well as the 4.2% increase in same-center NOI.

Modified funds from operations (MFFO) increased 32.0% to $15.5 million compared to $11.7 million for the first quarter of 2016.

First Quarter 2017 Portfolio Results
Same-center NOI increased 4.2% to $16.2 million during the first quarter of 2017 compared to $15.5 million during the first quarter of 2016. Contributing to same-center NOI were 51 properties that were owned and operational for the entire portion of both comparable reporting periods. The improvement was driven by a $0.28 increase in minimum rent per leased square foot and a 0.1% increase in same-center leased occupancy to 94.7% since March 31, 2016.

At quarter-end, the company’s total portfolio consisted of 78 properties, totaling approximately 9.6 million square feet located in 24 states. Leased portfolio occupancy totaled 94.5%, compared to 94.4% as of March 31, 2016.

During the first quarter of 2017, 52 new and renewal leases were executed totaling 159,000 square feet. Comparable rent spreads, which compare the percentage increase (or decrease) of new or renewal leases to the expiring lease of a unit that was occupied within the past 12 months, were 14.9% for new leases and 14.6% for renewal leases during the quarter.

The company acquired four grocery-anchored shopping centers for a total cost of $88.6 million during the first quarter of 2017. This compares with six acquisitions totaling $101.2 million during the first quarter in 2016. The properties total approximately 356,000 square feet.

During the Q1 2017, Necessity Retail Partners, the company’s joint venture with TPG Real Estate, acquired one grocery-anchored shopping center, bringing its property total to twelve.

Balance Sheet Highlights at March 31, 2017
The company has drawn $134.0 million of its $350 million revolving credit facility, and its net debt to enterprise value was 37.3%.

The weighted-average interest rate of the company’s debt was 2.86% with a weighted-average maturity of 2.8 years. 78.6% of the company’s total debt is fixed-rate debt.

First Quarter 2017 Distributions
Gross distributions of $18.6 million were paid during the first quarter of 2017, including $9.2 million reinvested through the dividend reinvestment plan, for net cash distributions of $9.4 million.

Share Repurchase Program (SRP)
During the three months ended March 31, 2017, the company repurchased approximately 364,000 of shares of common stock under its SRP for $8.2 million. The cash available for repurchases on any particular date under the SRP is generally limited to the proceeds from the dividend reinvestment plan during the preceding four fiscal quarters, less amounts already used for repurchases during the same time period.

Subsequent Events

Estimated Value Per Share
Effective May 9, 2017, the company’s board of directors increased the estimated value per share of its common stock to $22.75 as of March 31, 2017, from $22.50 as of March 31, 2016.

The company engaged Duff & Phelps to provide a calculation of the range in estimated value per share of the company’s common stock as of March 31, 2017. Duff & Phelps prepared a valuation report based substantially on its estimate of the “as is” market values of the company’s portfolio, adjusted to reflect balance sheet assets and liabilities provided by the company’s management as of March 31, 2017, before calculating a range of estimated per share values based on the number of outstanding shares of common stock as of quarter end. These calculations produced an estimated value per share in the range of $21.84 to $24.43.

For a full description of the assumptions and methodologies used to determine the estimated value per share, see the Form 10-Q filed with the SEC on May 11, 2017, which is accessible on the SEC’s website at www.sec.gov.

Property Acquisitions
Subsequent to the quarter’s end, the company acquired Evans Towne Centre, a grocery-anchored shopping center located in Evans, Georgia. The property totals approximately 76,000 square feet and was acquired for an aggregate purchase price of $11.8 million.

Board of Directors
On May 9, 2017, the company board of directors appointed John Strong as a board member, effective immediately. With Dr. Strong’s appointment, the board will increase to six total members with five serving independently.

Strong brings a wealth of diversified executive management experience to the board, which includes Bankers Financial Corporation, a diversified financial services company, where he has served as chairman and chief executive officer since 2010 and a board member since 2007. Prior to that, he served as the president and managing partner of Greensboro Radiology.

Strong holds a Doctor of Medicine degree from Michigan State University College of Human Medicine as well as his residency and fellowship in Radiology from Duke University, and a Bachelor of Arts in mathematics from Duke University.

Among the most important factors that led to the board of directors’ appointment of Strong are his integrity, judgment, leadership skills, financial and management expertise, and independence from Phillips Edison’s management, sponsor and affiliates.

Stockholder Update Call
Company management will host a stockholder update webinar on Friday, May 12, 2017 at 11:30 a.m. Eastern time, to discuss these results. Interested parties can listen to the presentation by clicking the link available in the Events & Presentations section of the Investor Relations website at http://investors.grocerycenterreit2.com/event.

For more information on the company’s quarterly results, please refer to the company’s Form 10-Q filed with the SEC, which is accessible on the SEC’s website at www.sec.gov.

Reconciliation of Non-GAAP Measures

Same-Center Net Operating Income
Same-center NOI is presented as a supplemental measure of the company’s performance. NOI is defined as total operating revenues less property operating expenses, real estate taxes, and non-cash revenue items. Same-center NOI represents the NOI for the 51 properties that were wholly-owned and operational for the entire portion of both comparable reporting periods. The company believes that NOI and same-center NOI provide useful information to the investors about financial and operating performance because each provides a performance measure of the revenues and expenses directly involved in owning and operating real estate assets and provides a perspective not immediately apparent from net income. Because same-center NOI excludes the change in NOI from properties acquired after December 31, 2015, it highlights operating trends such as occupancy levels, rental rates, and operating costs on properties that were operational for both comparable periods. Other REITs may use different methodologies for calculating same-center NOI, and accordingly, same-center NOI may not be comparable to other REITs.
Same-center NOI should not be viewed as an alternative measure of financial performance since it does not reflect the operations of the entire portfolio, nor does it reflect the impact of general and administrative expenses, acquisition expenses, interest expense, depreciation and amortization, other income, or the level of capital expenditures and leasing costs necessary to maintain the operating performance of properties that could materially impact the results from operations.
The table below is a comparison of the same-center NOI for the three months ended March 31, 2017, to the three months ended March 31, 2016 (in thousands):

	2017	2016	$ Change	% Change
Revenues:
Rental income(1)	$17,585	$17,193	$392
Tenant recovery income	6,878	6,596	282
Other property income	75	85	(10)
Total revenues	24,538	23,874	664	2.8%
Operating expenses:
Property operating expenses	4,430	4,364	66
Real estate taxes	3,958	4,011	(53)
Total operating expenses	8,388	8,375	13	0.2%
Total Same-Center NOI	$16,150	$15,499	$651	4.2%

(1)	Excludes straight-line rental income and net amortization of above- and below-market leases, and lease buyout income.
Below is a reconciliation of net (loss) income to NOI and same-center NOI for the three months ended March 31, 2017 and 2016 (in thousands):

	2017	2016
Net (loss) income	$(87)	$1,351
Adjusted to exclude:
Straight-line rental income	(836)	(809)
Net amortization of above- and below-market leases	(607)	(412)
Lease buyout income	(125)	—
General and administrative expenses	4,613	4,040
Acquisition expenses	—	2,772
Depreciation and amortization	17,022	12,289
Interest expense, net	4,474	1,452
Other	60	126
Gain on contribution of properties to unconsolidated joint venture	—	(3,341)
NOI	24,514	17,468
Less: NOI from centers excluded from Same-Center	(8,364)	(1,969)
Total Same-Center NOI	$16,150	$15,499

Funds from Operations and Modified Funds from Operations

FFO is a non-GAAP performance financial measure that is widely recognized as a measure of REIT operating performance. FFO is used as defined by the National Association of Real Estate Investment Trusts (“NAREIT”) to be net income (loss), computed in accordance with GAAP and gains (or losses) from sales of depreciable real estate property (including deemed sales and settlements of pre-existing relationships), plus depreciation and amortization on real estate assets and impairment charges, and after related adjustments for unconsolidated partnerships, joint ventures and noncontrolling interests. FFO is believed to be helpful to investors and management as a measure of operating performance because, when compared year to year, it reflects the impact on operations from trends in occupancy rates, rental rates, operating costs, development activities, general and administrative expenses, and interest costs, which are not immediately apparent from net income.
Since the definition of FFO was promulgated by NAREIT, GAAP has expanded to include several new accounting pronouncements, such that management and many investors and analysts have considered the presentation of FFO alone to be insufficient. Accordingly, in addition to FFO, the company uses MFFO, which excludes from FFO the following items:

•	acquisition fees and expenses;

•	straight-line rent amounts, both income and expense;

•	amortization of above- or below-market intangible lease assets and liabilities;

•	amortization of discounts and premiums on debt investments;

•	gains or losses from the early extinguishment of debt;

•	gains or losses on the extinguishment of derivatives, except where the trading of such instruments is a fundamental attribute of company operations;

•	gains or losses related to fair-value adjustments for derivatives not qualifying for hedge accounting;

•	gains or losses related to consolidation from, or deconsolidation to, equity accounting;

•	adjustments related to the above items for unconsolidated entities in the application of equity accounting.
MFFO is believed to be helpful in assisting management and investors with the assessment of the sustainability of operating performance in future periods and, in particular, after the acquisition stage is complete, because MFFO excludes acquisition expenses that affect operations only in the period in which the property is acquired. Thus, MFFO provides helpful information relevant to evaluating operating performance in periods in which there is no acquisition activity.
Many of the adjustments in arriving at MFFO are not applicable to the company. Nevertheless, as explained below, management’s evaluation of operating performance may also exclude items considered in the calculation of MFFO based on the following economic considerations.

•
Adjustments for straight-line rents and amortization of discounts and premiums on debt investments—GAAP requires rental receipts and discounts and premiums on debt investments to be recognized using various systematic methodologies. This may result in income recognition that could be significantly different than underlying contract terms. By adjusting for these items, MFFO provides useful supplemental information on the realized economic impact of lease terms and debt investments and aligns results with management’s analysis of operating performance. The adjustment to MFFO for straight-line rents, in particular, is made to reflect rent and lease payments from a GAAP accrual basis to a cash basis.

•
Adjustments for amortization of above- or below-market intangible lease assets—Similar to depreciation and amortization of other real estate-related assets that are excluded from FFO, GAAP implicitly assumes that the value of intangibles diminishes ratably over the lease term and should be recognized in revenue. Since real estate values and market lease rates in the aggregate have historically risen or fallen with market conditions, and the intangible value is not adjusted to reflect these changes, management believes that by excluding these charges, MFFO provides useful supplemental information on the performance of the real estate.

•
Gains or losses related to fair-value adjustments for derivatives not qualifying for hedge accounting—This item relates to a fair value adjustment, which is based on the impact of current market fluctuations and underlying assessments of general market conditions and specific performance of the holding, which may not be directly attributable to current operating performance. As these gains or losses relate to underlying long-term assets and liabilities, management believes MFFO provides useful supplemental information by focusing on the changes in core operating fundamentals rather than changes that may reflect anticipated, but unknown, gains or losses.

•
Adjustment for gains or losses related to early extinguishment of derivatives and debt instruments—These adjustments are not related to continuing operations. By excluding these items, management believes that MFFO provides supplemental information related to sustainable operations that will be more comparable between other reporting periods and to other real estate operators.
Neither FFO nor MFFO should be considered as an alternative to net income (loss) or income (loss) from continuing operations under GAAP, nor as an indication of liquidity, nor is either of these measures indicative of funds available to fund cash needs, including ability to fund distributions. MFFO may not be a useful measure of the impact of long-term operating performance on value if business plan is not continued to be operated in the manner currently contemplated.
Accordingly, FFO and MFFO should be reviewed in connection with other GAAP measurements. FFO and MFFO should not be viewed as more prominent measures of performance than net income or cash flows from operations prepared in accordance with GAAP. FFO and MFFO as presented may not be comparable to amounts calculated by other REITs.
The following section presents calculation of FFO and MFFO and provides additional information related to operations (in thousands). As a result of the timing of the commencement of active real estate operations, FFO and MFFO are not relevant to a discussion comparing operations for the periods presented. Revenues and expenses are expected to increase in future periods as additional investments are acquired.

	Three Months Ended March 31,
(In thousands, except per share amounts)	2017	2016
Calculation of FFO
Net (loss) income	$(87)	$1,351
Adjustments:
Depreciation and amortization of real estate assets	17,022	12,289
Gain on contribution of properties to unconsolidated joint venture	—	(3,341)
Depreciation and amortization related to unconsolidated joint venture	425	—
FFO	$17,360	$10,299
Calculation of MFFO
FFO	$17,360	$10,299
Adjustments:
Acquisition expenses	—	2,772
Net amortization of above- and below-market leases	(607)	(412)
Straight-line rental income	(836)	(809)
Amortization of market debt adjustment	(281)	(110)
Change in fair value of derivatives	(116)	5
Gain on extinguishment of debt	(11)	—
Adjustments related to unconsolidated joint venture	(2)	—
MFFO	$15,507	$11,745

Weighted-average common shares outstanding - basic and diluted	46,512	46,024
Net (loss) income per share - basic and diluted	$(0.00)	$0.03
FFO per share - basic and diluted	$0.37	$0.22
MFFO per share - basic and diluted	$0.33	$0.26
About Phillips Edison Grocery Center REIT II, Inc.
Phillips Edison Grocery Center REIT II, Inc. is a public non-traded REIT that seeks to acquire and manage well-occupied grocery-anchored neighborhood shopping centers having a mix of national and regional retailers selling necessity-based goods and services, in strong demographic markets throughout the United States. As of March 31, 2017, the company owned and managed an institutional quality retail portfolio consisting of 78 grocery-anchored shopping centers totaling approximately 9.6 million square feet. For more information, please visit the company website at www.grocerycenterREIT2.com.

Forward-Looking Statements
This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include, but are not limited to, statements related to the company expectations regarding the performance of its business, its financial results, its liquidity and capital resources, the funding available under its share repurchase and other non-historical statements. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,”

“seeks,” “approximately,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties, including those described under the section entitled “Risk Factors” in Annual Report on Form 10-K for the year ended December 31, 2016, as such factors may be updated from time to time in the company’s periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in the filings with the SEC. No obligation is undertaken to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.
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